UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2008

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	Commission File No. 1-2616	38-2730780
(State of Organization)		(IRS Employer I.D. No.)

27777 Franklin Road

Suite 200

Southfield, Michigan 48034

(Address of principal executive offices)

(248) 208-2500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 2, 2008, the Board of Directors of Sun Communities, Inc. (the “Company”) adopted a Rights Agreement, as set for in the Rights Agreement, dated as of June 2, 2008, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Ageement”). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached hereto as an exhibit and is incorporated herein by reference.

Pursuant to the terms of the Rights Agreement, the Board of Directors of the Company declared, subject to the receipt of certain regulatory clearances, a dividend distribution of one Right for each outstanding share of Common Stock, $0.01 par value (the “Common Stock”), of the Company. The distribution is payable on June 10, 2008 to stockholders of record as of the close of business on June 9, 2008 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Participating Preferred Stock (the “Preferred Stock”), at a price of $100 per one one-hundredth of a share (the “Purchase Price”), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

Until the earlier to occur of (i) ten calendar days following the date (the “Shares Acquisition Date”) of public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities (“Voting Stock”) that have 15% or more of the voting power of the outstanding shares of Voting Stock or (ii) ten calendar days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in such person acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 15% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock.

In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock or other securities, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, reclassification or recapitalization of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until the earlier of (i) three years from the date of the event giving rise to such adjustment and (ii) the time at which cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time after the occurrence of the event set forth under the heading “Exercise of Rights for Common Stock of the Company” above, the Board of Directors (with the concurrence of a majority of the Independent Directors) may exchange the Rights (other than Rights owned by the Acquiring Person which shall have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or a fraction of a share of Preferred Stock having the same market value) per Right (subject to adjustment).

At any time prior to 5:00 P.M. Boston, MA time on the tenth calendar day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require that there be Independent Directors in office and that a majority of the Independent Directors concur in such decision. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights with, if required, the concurrence of the Independent Directors, the Company shall make an announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Independent Directors) in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, however, that no supplement or amendment may be made after the Distribution Date which changes those provisions relating to the principal economic terms of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on June 9, 2018, unless earlier redeemed or exchanged by the Company as previously described.

ITEM 3.03.	MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS

Please see the disclosures set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

ITEM 8.01.	PRESS RELEASE.

On June 3, 2008, Sun Communities, Inc. (the “Company”) issued a press release, filed as Exhibit 99.1, announcing the forthcoming expiration of the Company’s shareholder rights plan and the Board of Directors decision to adopt a new Shareholder Rights Plan

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
EXHIBIT #	DESCRIPTION
3(i).1

Articles Supplementary of Board of Directors Classifying and Designating a Series of Preferred Stock as Junior Participating Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Series, filed as an exhibit to the Company’s Registration Statement on Form 8-A on June 3, 2008.

4.1

Rights Agreement, dated as of June 2, 2008, between Sun Communities,

Inc. and Computershare Trust Company, N.A., as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on June 3,

2008.

99.1	Press Release issued by Sun Communities, Inc. dated June 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: June 3, 2008	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

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SUN COMMUNITIES, INC.

EXHIBIT INDEX

Exhibit No.	Description

3(i).1

Articles Supplementary of Board of Directors Classifying and Designating a Series of Preferred Stock as Junior Participating Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Series, filed as an exhibit to the Company’s Registration Statement on Form 8-A on June 3, 2008.

4.1	Rights Agreement, dated as of June 2, 2008, between Sun Communities,

Inc. and Computershare Trust Company, N.A., as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on June 3, 2008.

99.1	Press Release issued by Sun Communities, Inc. dated June 3, 2008.

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